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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          May 16, 1994
                                                --------------------------------

First Chicago Corporation
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                            1-6052                      36-2669970
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(STATE OR OTHER JURISDICTION      (COMMISSION                (IRS EMPLOYER
   OF INCORPORATION)              FILE NUMBER)               IDENTIFICATION NO.)


One First National Plaza, Chicago, IL                              60670
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  312-732-4000
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ITEM 5.  OTHER EVENTS

The Regsitrant hereby incorporates by reference the information contained in Attachment A hereto in repsonse to this Item 5.









Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           First Chicago Corporation
                           -------------------------
                           (REGISTRANT)


Date: May 16, 1994         By: /s/ Robert A. Rosholt
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                           Title: Executive Vice President
                                  and Chief Financial
                                  Officer



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                                                                  ATTACHMENT A


        CHICAGO, May 13, 1994 -- First Chicago Corporation said today that its Board of Directors took the following dividend and capital management actions:

        . approved a 25 percent increase in the quarterly common stock dividend to 50 cents a share, from 40 cents a share;

        . authorized the repurchase of up to 4.5 million common shares in addition to the 2.5 million share repurchase program announced in November, 1993;

        . authorized the redemption of the $150 million par value Series D Preferred Stock.

        The common stock dividend is payable on July 1, 1994, to stockholders of record June 3, 1994.

        The repurchase program will be implemented over the next two to three years through open market or privately negotiated transactions. To date, under the existing program the Corporation has repurchased 478,200 shares.

        Of the total seven million shares that have been authorized for repurchase, five million shares will be designated to meet obligations under the Corporation's employee benefit plans. The remaining two million shares will be used to manage the overall capital position of the Corporation. The total shares authorized for repurchase represent about 8 percent of total shares outstanding.

        The Board authorized the redemption on July 1, 1994 of all of the 10% Cumulative Preferred Stock, Series D at a redemption price of $25.75 per share. The previously declared regular quarterly dividend of $0.625 per share will be paid, separately from the redemption price, on July 1, 1994, to stockholders of record on June 3, 1994.

        The Corporation expects to send a notice of redemption to registered holders of the Series D Preferred Stock on or about May 27, 1994. To receive the redemption price, holders of the Preferred Stock will be instructed to deliver their Preferred Stock certificates and a transmittal form to First Chicago Trust Company of New York, the Corporation's redemption agent. The addresses for First Chicago Trust Company of New York are 14 Wall Street, 8th Floor, Suite 4680, New York, New York, 10005 (for hand delivery) and P.O. Box 2560, Suite 4660, Jersey City, NJ 07303-2560 (for mail delivery).